Exhibit 99.1

Foresight Energy LP Announces Third Quarter 2016 Results

Third Quarter 2016 Highlights:

•	Coal sales of $228.5 million on sales volumes of 5.3 million tons
•	Net loss attributable to limited partner units of $24.3 million or $(0.19) per unit
•	Adjusted EBITDA of $85.4 million
•	Cash flows from operations of $72.7 million
•	Completed global restructuring of indebtedness

ST. LOUIS, Missouri—(BUSINESS WIRE) — November 9, 2016 — Foresight Energy LP (NYSE: FELP) today reported financial and operating results for third quarter 2016.  Sales volumes of 5.3 million tons during third quarter 2016 generated coal sales revenue of $228.5 million contributing to Adjusted EBITDA of $85.4 million, cash flows from operations of $72.7 million and a net loss attributable to limited partner units of $24.3 million, or $(0.19) per unit.  Sales volumes for  third quarter 2016 increased 4.4% compared to second quarter 2016 and were 7.5% lower as compared to the prior year third quarter. The current quarter benefited from $10.5 million of insurance recoveries for the reimbursement of mitigation costs incurred at our Hillsboro operation related to the combustion event. However, third quarter 2016 results were negatively impacted by $13.2 million in debt extinguishment costs, of which $11.0 million were non-cash, $6.1 million of debt restructuring costs, and $6.0 million of losses on commodity derivative contracts.

“Despite challenging market conditions and all of the activities related to the global restructuring of our indebtedness, we delivered very solid operating and financial results for the third quarter.  These results demonstrate the superior quality of our asset base and our operational excellence,” said Robert D. Moore, President and Chief Executive Officer.  “Our operating costs continue to be best-in-class and allow us to generate positive Adjusted EBITDA margins at all points in the commodity cycle.  Additionally, domestic and export realizations showed modest improvement during the quarter allowing us to contract over 4.0 million tons for delivery though 2018.”

During the quarter, as described in FELP’s Form 8-K filed on September 6, 2016, Foresight completed an out-of-court restructuring of more than $1.4 billion in indebtedness.  This restructuring resolved the various defaults and events of default related to the December 2015 Delaware Court of Chancery opinion that the equity transaction involving Murray Energy and Foresight Reserves constituted a “change of control.”  The restructuring provided for, among other things: (1) an amendment and restatement of the Partnership’s senior credit facility, restoring access to our revolving credit facility while also amending certain commitment levels and financial maintenance covenants; (2) an amendment and restatement of the Partnership’s receivables securitization facility; (3) amendments and waivers related to the Partnership’s longwall equipment leases and financings including a reduction in certain maturities; and (4) amendments and other modifications to governance documents and existing agreements by and among the equity sponsors, as well as, the execution of various mutual releases among the participants in the restructuring.  Please refer to the Current Report on Form 8-K filed with the Securities and Exhange Commission (“SEC”) on September 6, 2016 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the SEC today for more information regarding the debt restructuring.

“The resulting transaction addresses the change of control litigation and improves the Partnership’s long-term leverage profile, which better positions the Partnership as it continues to operate in a difficult environment,” added Mr. Moore.

In addition to strong production, Foresight’s operations continue to make significant improvements in the area of safety.  During third quarter 2016, Foresight’s Macoupin operation was the recipient of an award from the Joseph A. Holmes Safety Association for having the lowest total reportable incident frequency rate for the second quarter of 2016.  “All of our operations have put a renewed emphasis on safety initiatives and we have seen improvements in various safety metrics including reportable and lost time incidents.  This is a credit to our employees and their efforts,” stated Mr. Moore.

Consolidated Financial Results

Coal sales totaled $228.5 million during third quarter 2016, a decrease of $22.7 million from the prior year third quarter.  This decrease was primarily due to reduced sales volumes attributed to difficult coal market conditions driven by oversupply in the market, excess utility stockpiles and continued low natural gas prices.  However, during the third quarter, the Partnership began to see some improvement in the international markets as export thermal coal pricing improved significantly.

Cost of coal produced was $110.3 million for third quarter 2016 compared to $128.2 million for the same period 2015. The decrease during the current quarter was due to lower sales volumes, as well as a reduction in our cash cost per ton sold, driven largely by synergies related to the transaction with Murray Energy, including lower mine overhead costs and operational efficiencies, plus the benefit of the insurance recoveries for the reimbursement of mitigation costs related to the Hillsboro combustion event which totaled $10.5 million.

Transportation costs declined slightly from the prior year period due to lower export sales volumes offset partially by higher charges for shortfalls on minimum contractual throughput volume requirements.

Selling, general and administrative expenses increased $2.6 million in the third quarter 2016 compared to the third quarter 2015 due to incremental litigation accrual expenses.

Interest expense for the third quarter 2016 increased $8.0 million from the prior year period due primarily to higher effective interest rates under the new and amended debt instruments as well as higher interest rates under the term loan, revolving credit facility and A/R securitization facility prior to the closing date of the restructuring transactions due to default interest rates being in effect.

As a result of the completion of the global restructuring, Foresight also recognized $6.1 million in debt restructuring costs and a $13.2 million loss on the extinguishment of debt during the third quarter 2016.

Cash flows provided by operations for third quarter 2016 reached $72.7 million and Foresight ended the quarter with $76.8 million in cash and cash equivalents, representing an increase of $31.7 million from second quarter 2016.  During third quarter 2016 capital expenditures were $14.7 million and year-to-date capital expenditures are down $41.5 million as compared to the nine months ended September 30, 2015.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “intend,” “will,” “if” and “expect” and can be impacted by numerous factors, including risks relating to the securities markets, the impact of adverse market conditions affecting business of the Partnership, adverse changes in laws including with respect to tax and regulatory matters and other risks. There can be no assurance that actual results will not differ from those expected by management of the Partnership. Known material factors that could cause actual results to differ from those in the forward-looking statements are described in Part I, “Item 1A. Risk Factors” of the Partnership’s Annual Report on Form 10-K filed on March 15, 2016 and Part II, “Item 1A. Risk Factors” of the Partnership’s Quarterly Report on Form 10-Q filed today. The Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware of, after the date hereof.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	the Partnership’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the Partnership’s ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

The Partnership defines Adjusted EBITDA as net income (loss) attributable to controlling interests before interest, income taxes, depreciation, depletion, amortization and accretion. Adjusted EBITDA is also adjusted for equity-based compensation, losses/gains on commodity derivative contracts, settlements of derivative contracts, a change in the fair value of the warrant liability and material nonrecurring or other items which may not reflect the trend of future results. As it relates to commodity derivative contracts, the Adjusted EBITDA calculation removes the total impact of derivative gains/losses on net income (loss) during the period and then add/deducts to Adjusted EBITDA the amount of aggregate settlements during the period.

The Partnership believes the presentation of Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA should not be considered an alternative to net (loss) income, operating income, or any other measure of financial performance presented in accordance with U.S. GAAP, nor should Adjusted EBITDA be considered an alternative to operating surplus, adjusted operating surplus or other definitions in the Partnership’s partnership agreement. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, of the items that affects net (loss) income. Additionally, because Adjusted EBITDA may be defined differently by other companies in the industry, and the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, the utility of such a measure is diminished. For a reconciliation of Adjusted EBITDA to net (loss) income attributable to controlling interests, please see the table below.

About Foresight Energy LP

Foresight Energy LP is a leading producer and marketer of thermal coal controlling over 3 billion tons of coal reserves in the Illinois Basin. Foresight currently owns four mining complexes (Williamson, Sugar Camp, Hillsboro and Macoupin), with four longwall systems, and the Sitran river terminal on the Ohio River. Foresight’s operations are strategically located near multiple rail and river transportation access points, providing transportation cost certainty and flexibility to direct shipments to the domestic and international markets.

Contact

Foresight Energy LP

Gary M. Broadbent

Assistant General Counsel and Media Director

(314) 932-6152

Investor.relations@foresight.com

Media@coalsource.com

Foresight Energy LP

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In Thousands, Except per Unit Data)
Revenues
Coal sales	$228,472	$251,125	$615,662	$739,940
Other revenues	2,353	1,941	7,249	3,263
Total revenues	230,825	253,066	622,911	743,203

Costs and expenses:
Cost of coal produced (excluding depreciation, depletion and amortization)	110,311	128,195	311,557	360,769
Cost of coal purchased	183	5,055	733	7,063
Transportation	33,324	34,377	96,679	127,757
Depreciation, depletion and amortization	43,637	54,152	125,521	145,701
Accretion on asset retirement obligations	844	567	2,532	1,700
Selling, general and administrative	7,340	4,761	18,648	25,285
Transition and reorganization costs	—	5,037	6,889	17,288
Loss (gain) on commodity derivative contracts	5,987	(17,541)	17,270	(40,703)
Other operating expense (income), net	(2,215)	384	(2,124)	(13,872)
Operating income	31,414	38,079	45,206	112,215
Other expenses:
Interest expense, net	37,939	29,891	105,269	86,591
Debt restructuring costs	6,072	—	21,702	—
Change in fair value of warrants	(1,452)	—	(1,452)	—
Loss on extinguishment of debt	13,186	—	13,294	—
Net (loss) income	(24,331)	8,188	(93,607)	25,624
Less: net (loss) income attributable to noncontrolling interests	(45)	118	169	652
Net (loss) income attributable to controlling interests	(24,286)	8,070	(93,776)	24,972
Less: net income attributable to predecessor equity	—	—	—	23
Net (loss) income attributable to limited partner units	$(24,286)	$8,070	$(93,776)	$24,949

Net (loss) income available to limited partner units - basic and diluted:
Common unitholders	$(12,249)	$4,041	$(47,135)	$12,486
Subordinated unitholders	$(12,037)	$4,029	$(46,641)	$12,463

Net (loss) income per limited partner unit - basic and diluted:
Common unitholders	$(0.19)	$0.06	$(0.72)	$0.19
Subordinated unitholders	$(0.19)	$0.06	$(0.72)	$0.19

Weighted average limited partner units outstanding - basic and diluted:
Common units	66,098	65,156	65,737	65,067
Subordinated units	64,955	64,955	64,955	64,927

Distributions declared per limited partner unit	$—	$0.38	$—	$1.11

Foresight Energy LP

Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$76,847	$17,538
Accounts receivable	64,622	61,325
Due from affiliates	10,526	16,615
Financing receivables - affiliate	2,849	2,689
Inventories, net	39,942	50,652
Prepaid expenses	7,883	5,498
Prepaid royalties	838	5,386
Deferred longwall costs	14,541	18,476
Coal derivative assets	11,654	26,596
Other current assets	3,209	5,565
Total current assets	232,911	210,340
Property, plant, equipment and development, net	1,335,999	1,433,193
Due from affiliates	1,843	2,691
Financing receivables - affiliate	67,982	70,139
Prepaid royalties	72,149	70,300
Coal derivative assets	3,068	22,027
Other assets	21,871	12,493
Total assets	$1,735,823	$1,821,183
Liabilities and partners’ (deficit) capital
Current liabilities:
Current portion of long-term debt and capital lease obligations	$68,057	$1,434,566
Accrued interest	6,061	24,574
Accounts payable	52,071	55,192
Accrued expenses and other current liabilities	41,126	35,825
Due to affiliates	10,226	8,536
Total current liabilities	177,541	1,558,693
Long-term debt and capital lease obligations	1,345,142	—
Long-term accrued interest	4,174	—
Sale-leaseback financing arrangements	193,220	193,434
Asset retirement obligations	45,571	43,277
Warrant liability	32,593	—
Other long-term liabilities	7,613	6,896
Total liabilities	1,805,854	1,802,300
Limited partners' capital (deficit):
Common unitholders (66,105 and 65,192 units outstanding as of September 30, 2016 and December 31, 2015, respectively)	143,057	186,660
Subordinated unitholder (64,955 units outstanding as of September 30, 2016 and December 31, 2015)	(213,088)	(166,061)
Total limited partners' (deficit) capital	(70,031)	20,599
Noncontrolling interests	—	(1,716)
Total partners' (deficit) capital	(70,031)	18,883
Total liabilities and partners' (deficit) capital	$1,735,823	$1,821,183

Foresight Energy LP

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities	(In Thousands)
Net (loss) income	$(93,607)	$25,624
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	125,521	145,701
Equity-based compensation	4,711	12,897
Loss (gain) on commodity derivative contracts	17,270	(40,703)
Settlements of commodity derivative contracts	13,112	51,556
Settlements of commodity derivative contracts included in investing activities	—	(19,073)
Transition and reorganization expenses paid by Foresight Reserves (affiliate)	2,333	8,031
Current period interest expense converted into debt	31,484	—
Non-cash debt extinguishment expense	11,125	—
Other	9,025	6,822
Changes in operating assets and liabilities:
Accounts receivable	(3,297)	22,676
Due from/to affiliates, net	8,627	(25,406)
Inventories	9,737	(3,806)
Prepaid expenses and other current assets	(2,549)	2,265
Prepaid royalties	2,699	(1,820)
Commodity derivative assets and liabilities	2,624	(2,447)
Accounts payable	(3,121)	(21,625)
Accrued interest	3,380	(14,451)
Accrued expenses and other current liabilities	5,843	(4,085)
Other	1,422	(2,390)
Net cash provided by operating activities	146,339	139,766
Cash flows from investing activities
Investment in property, plant, equipment and development	(28,031)	(69,502)
Investment in financing arrangements with Murray Energy (affiliate)	—	(75,000)
Return of investment on financing arrangements with Murray Energy (affiliate)	1,997	1,112
Settlements of certain coal derivatives	—	19,073
Other	2,359	—
Net cash used in investing activities	(23,675)	(124,317)
Cash flows from financing activities
Net change in borrowings under revolving credit facility	—	58,000
Net change in borrowings under A/R securitization program	(12,200)	50,000
Proceeds from other long-term debt	—	59,325
Payments on other long-term debt and capital lease obligations	(33,499)	(33,274)
Payments on short-term debt	(653)	(2,010)
Distributions paid	(182)	(144,748)
Debt issuance costs paid	(15,825)	(2,751)
Other	(996)	(1,507)
Net cash used in financing activities	(63,355)	(16,965)
Net increase (decrease) in cash and cash equivalents	59,309	(1,516)
Cash and cash equivalents, beginning of period	17,538	26,509
Cash and cash equivalents, end of period	$76,847	$24,993
Supplemental information, including disclosures of non-cash financing activities:
Interest paid, net of amounts capitalized	$63,972	$96,050
Interest converted into debt	$49,203	$—
Fair value of warrants issued	$34,045	$—
Non-cash capital contribution from Foresight Reserves LP (affiliate)	$1,046	$10,507
Modifications to capital lease obligations	$663	$—
Short-term insurance financing	$603	$2,809

Reconciliation of U.S. GAAP Net (Loss) Income Attributable to Controlling Interests to Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	June 30, 2016	September 30, 2016	September 30, 2015
	(In Thousands)
Net (loss) income attributable to controlling interests	$(24,286)	$8,070	$(27,786)	$(93,776)	$24,972
Interest expense, net	37,939	29,891	34,335	105,269	86,591
Depreciation, depletion and amortization	43,637	54,152	45,467	125,521	145,701
Accretion on asset retirement obligations	844	567	844	2,532	1,700
Transition and reorganization costs (excluding amounts included in equity-based compensation below)	—	3,784	333	2,575	13,388
Equity-based compensation (1)	284	1,258	435	4,711	12,897
Loss (gain) on commodity derivative contracts	5,987	(17,541)	10,760	17,270	(40,703)
Settlements of commodity derivative contracts	3,191	10,925	4,801	13,112	51,556
Debt restructuring costs	6,072	—	5,920	21,702	—
Loss on extinguishment of debt	13,186	—	—	13,294	—
Change in fair value of warrants	(1,452)	—	—	(1,452)	—
Adjusted EBITDA	$85,402	$91,106	$75,109	$210,758	$296,102

(1) - Includes equity-based compensation of $616 and $1,252 which was recorded in transition and reorganization costs in the statements of operations for the three months ended June 30, 2016 and September 30, 2015, respectively, and $4,315 and $3,900 for the nine months ended September 30, 2016 and 2015, respectively .

Operating Metrics
	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	June 30, 2016	September 30, 2016	September 30, 2015
	(In Thousands, Except Per Ton Data)
Produced tons sold	5,277	5,588	5,057	14,070	16,278
Purchased tons sold	4	120	—	21	162
Total tons sold	5,281	5,708	5,057	14,091	16,440

Tons produced	4,774	4,884	4,889	13,962	16,193

Coal sales realization per ton sold(1)	$43.26	$44.00	$44.31	$43.69	$45.01
Cash cost per ton sold(2)	$20.90	$22.94	$22.16	$22.14	$22.16
Netback to mine realization per ton sold(3)	$36.95	$37.97	$36.89	$36.83	$37.24

(1) - Coal sales realization per ton sold is defined as coal sales divided by total tons sold.
(2) - Cash cost per ton sold is defined as cost of coal produced (excluding depreciation, depletion and amortization) divided by produced tons sold.
(3) - Netback to mine realization per ton sold is defined as coal sales less transportation expense divided by tons sold.